Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Second Quarter • June 30, 2016

The Foundation for a Wireless World.
CrownCastle.com

Crown Castle International Corp
Second Quarter 2016

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook", "guide", "forecast", "estimate", "anticipate", "project", "plan", "intend", "believe", "expect", "likely", "predicted", and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the third quarter 2016 and full year 2016.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP measures are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

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COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) small cell networks supported by fiber (collectively, "small cells," and together with towers, "wireless infrastructure"). Our towers have a significant presence in each of the top 100 US markets. Crown Castle owns, operates and manages approximately 40,000 towers in the US.
Our core business is providing access, including space or capacity, to our wireless infrastructure via long-term contracts in various forms, including license, sublease and lease agreements (collectively, "leases"). We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.
Effective January 1, 2014, Crown Castle commenced operating as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes as it relates to our towers and third party land interests.
On May 28, 2015, Crown Castle completed the sale of CCAL for an aggregate purchase price of approximately $1.6 billion. At the time of the sale, CCAL was 77.6% owned by Crown Castle. We have classified the historical balances, results of operations, and cash flows of CCAL as amounts from discontinued operations.
During the first quarter of 2016, Crown Castle changed its operating segments to consist of (1) towers and (2) small cells. Crown Castle has recast its prior period presentation to conform to its current reporting presentation.

STRATEGY
Our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of wireless infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by adding tenants on our wireless infrastructure through long-term leases. We believe that the rapid growth in wireless connectivity will result in considerable future demand for our existing wireless infrastructure. We seek to maximize additional tenancy on our wireless infrastructure by working with wireless customers to quickly provide them access to our wireless infrastructure via new tenant additions or modifications of existing tenant equipment installations (collectively, "tenant additions") to enable them to expand coverage and capacity in order to meet increasing demand for wireless connectivity. We expect increases in our site rental cash flows from tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows as our wireless infrastructure has relatively fixed operating costs (which tend to increase at the rate of inflation). Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure (which may include extensions or structural reinforcement), from which we expect to generate high incremental returns.

•
Return cash provided by operating activities to stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to stockholders.

•
Invest capital efficiently to grow cash flows and long-term dividends per share. We seek to invest our available capital, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

◦	purchase shares of our common stock from time to time;

◦	acquire or construct wireless infrastructure;

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◦	acquire land interests under towers;

◦	make improvements and structural enhancements to our existing wireless infrastructure; or

◦	purchase, repay or redeem our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in demand for wireless connectivity. We believe that such demand for our wireless infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

HISTORICAL AFFO PER SHARE (1)

TOWER PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

(1)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(2)	AFFO per share represents the midpoint of the full year 2016 outlook as issued on July 21, 2016.

(3)	Attributable to CCIC common stockholders

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GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB-
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	43	16	President and Chief Executive Officer
Daniel K. Schlanger	42	<1	Senior Vice President and Chief Financial Officer
James D. Young	54	10	Senior Vice President and Chief Operating Officer
Kenneth J. Simon	55	<1	Senior Vice President and General Counsel
Patrick Slowey	59	15	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	43	19	Senior Vice President-Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	70	20
P. Robert Bartolo	Director	Audit, Compensation	44	2
Cindy Christy	Director	Compensation, NCG(1), Strategy	50	8
Ari Q. Fitzgerald	Director	Compensation, NCG(1), Strategy	53	13
Robert E. Garrison II	Director	Audit, Compensation	74	11
Dale N. Hatfield	Director	NCG(1), Strategy	78	14
Lee W. Hogan	Director	Audit, Compensation, Strategy	71	15
Edward C. Hutcheson	Director	Strategy	70	21
Robert F. McKenzie	Director	Audit, Strategy	72	21
Anthony J. Melone	Director	NCG(1), Strategy	56	1
W. Benjamin Moreland	Director		52	9
Jay A. Brown	Director		43	<1

(1)	Nominating & Corporate Governance Committee

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	BTIG Walter Piecyk (646) 450-9258
Burke & Quick Partners Frederick Moran (561) 504-0936	Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355
Credit Suisse Joseph Mastrogiovanni (212) 325-3757	Deutsche Bank Matthew Niknam (212) 250-4711	Evercore Partners Jonathan Schildkraut (212) 497-0864
Goldman Sachs Brett Feldman (212) 902-8156	Jefferies Mike McCormack (212) 284-2516	JPMorgan Philip Cusick (212) 622-1444
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067
Oppenheimer & Co. Timothy Horan (212) 667-8137	Pacific Crest Securities Michael Bowen (917) 368-2362	Raymond James Ric Prentiss (727) 567-2567
RBC Capital Markets Jonathan Atkin (415) 633-8589	Stifel Matthew Heinz (443) 224-1382	UBS Batya Levi (212) 713-8824
Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Phil Kibel (212) 553-1653	Standard & Poor’s Scott Tan (212) 438-4162

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
High price(1)	$101.44	$86.77	$86.41	$83.12	$83.21
Low price(1)	$84.77	$74.17	$75.91	$73.49	$76.90
Period end closing price(2)	$101.43	$85.68	$84.74	76.52	$77.09
Dividends paid per common share	$0.885	$0.885	$0.885	$0.82	$0.82
Volume weighted average price for the period(1)	$90.86	$82.96	$82.49	$78.00	$79.53
Common shares outstanding - diluted, at period end	339	338	334	334	334
Market value of outstanding common shares, at period end(3	$34,239	$28,923	$28,285	$25,538	$25,729

(1)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(2)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of June 30, 2016)
Tower portfolio
Number of towers(1)	40,109
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(2)	$18
Weighted average remaining customer contract term (years)(3)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by site rental gross margin)	64% / 36%
Weighted average maturity of ground leases (years)(4)	31
Small Cells portfolio
Number of miles of fiber (in thousands)	17
Remaining contracted customer receivables ($ in billions)(2)	$2
Weighted average remaining customer contract term (years)(3)	6

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2016	2015	2016	2015
Operating Data:
Net revenues
Site rental	$804,600	$737,091	$1,603,893	$1,468,471
Network services and other	157,809	162,346	292,899	331,437
Net revenues	$962,409	$899,437	$1,896,792	$1,799,908

Gross margin
Site rental	$551,748	$500,060	$1,098,421	$999,227
Network services and other	61,942	72,946	116,061	155,119
Total gross margin	$613,690	$573,006	$1,214,482	$1,154,346

Net income (loss) attributable to CCIC common stockholders	$75,061	$1,142,363	$111,904	$1,254,153
Net income (loss) attributable to CCIC common stockholders per share - diluted(6)	$0.22	$3.42	$0.33	$3.76

Non-GAAP Data(5):
Adjusted EBITDA	$549,669	$520,926	$1,088,787	$1,050,225
FFO(7)	356,429	408,067	672,725	764,970
AFFO(7)	392,478	342,385	787,632	708,062
AFFO per share(6)(7)	$1.16	$1.03	$2.34	$2.12

(1)	Excludes small cells and third-party land interests.

(2)	Excludes renewal terms at customers' option.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by site rental gross margin.

(5)
See reconciliations of Non-GAAP financial measures provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(6)
Based on diluted weighted-average common shares outstanding of 338.6 million, 333.8 million, 336.7 million, and 333.7 million for the three months ended June 30, 2016 and 2015 and six months ended June 30, 2016 and 2015. The diluted weighted-average common shares outstanding assumes no conversion of preferred stock in the share count.

(7)	Attributable to common CCIC stockholders.

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2016	2015	2016	2015
Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$480,525	$465,818	$918,181	$918,878
Net cash provided by (used for) investing activities(1)	(669,188)	(219,553)	(876,934)	(439,213)
Net cash provided by (used for) financing activities	214,403	(1,251,923)	(131,189)	(1,424,165)

(dollars in thousands)	June 30, 2016	December 31, 2015
Balance Sheet Data (at period end):
Cash and cash equivalents	$202,338	$178,810
Property and equipment, net	9,670,358	9,580,057
Total assets	22,160,250	21,936,966
Total debt and other long-term obligations(2)	12,426,204	12,149,959
Total CCIC stockholders' equity	6,948,307	7,089,221

(dollars in thousands, except per share amounts)	Three Months Ended June 30, 2016
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.6	x
Dividend per common share	$0.885

OUTLOOK FOR THIRD QUARTER 2016 AND FULL YEAR 2016
(dollars in millions, except per share amounts)	Third Quarter 2016			Full Year 2016
Site rental revenues	$805	to	$810	$3,213	to	$3,233
Site rental cost of operations	$253	to	$258	$1,007	to	$1,027
Site rental gross margin	$549	to	$554	$2,197	to	$2,217
Net income (loss)	$91	to	$111	$318	to	$358
Net income (loss) per share - diluted(3)(6)	$0.23	to	$0.29	$0.84	to	$0.95
Adjusted EBITDA(4)	$557	to	$562	$2,205	to	$2,225
Interest expense and amortization of deferred financing costs(5)	$127	to	$132	$508	to	$528
FFO(4)(6)	$375	to	$380	$1,421	to	$1,441
AFFO(4)(7)	$400	to	$405	$1,595	to	$1,615
AFFO per share(3)(4)(7)	$1.18	to	$1.20	$4.68	to	$4.74

(1)
Includes net cash used for acquisitions of approximately $472 million and $47 million for the three months ended June 30, 2016 and 2015, respectively, and $494 million and $65 million for the six months ended June 30, 2016 and 2015, respectively.

(2)
Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Company's revolving credit facilities.

(3)
The assumption for third quarter 2016 diluted weighted-average shares outstanding is approximately 339 million shares, based on diluted shares outstanding as of June 30, 2016. The assumption for Full year 2016 diluted weighted-average shares outstanding is 341 million, based on (1) diluted shares outstanding as of June 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(4)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(5)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(6)	Calculated using net income (loss) attributable to CCIC common stockholders.

(7)	Attributable to CCIC common stockholders.

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OUTLOOK FOR FULL YEAR 2016 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Midpoint of Full Year 2016 Outlook	Full Year 2015
Components of changes in site rental revenues(6):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(1)(3)	$2,907	$2,678

New leasing activity(1)(3)	170	171
Escalators	89	91
Non-renewals	(77)	(96)
Organic Contribution to Site Rental Revenues(4)	182	166
Straight-line revenues associated with fixed escalators	48	111
Acquisitions and builds(2)	86	63
Other	—	—
Total GAAP site rental revenues	$3,223	$3,018

Year-over-year changes in revenue:
Reported GAAP site rental revenues	6.8%
Organic Contribution to Site Rental Revenues(4)(5)	6.3%

(1)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(2)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(3)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(4)	See definitions provided herein.

(5)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-lined associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(6)	See additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

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CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$202,338	$178,810
Restricted cash	132,119	130,731
Receivables, net	229,015	313,296
Prepaid expenses	145,205	133,194
Other current assets	116,114	225,214
Total current assets	824,791	981,245
Deferred site rental receivables	1,333,790	1,306,408
Property and equipment, net	9,670,358	9,580,057
Goodwill	5,744,681	5,513,551
Other intangible assets, net	3,779,957	3,779,915
Long-term prepaid rent and other assets, net	806,673	775,790
Total assets	$22,160,250	$21,936,966

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$143,082	$159,629
Accrued interest	96,939	66,975
Deferred revenues	364,010	322,623
Other accrued liabilities	178,764	199,923
Current maturities of debt and other obligations	100,345	106,219
Total current liabilities	883,140	855,369
Debt and other long-term obligations	12,325,859	12,043,740
Other long-term liabilities	2,002,944	1,948,636
Total liabilities	15,211,943	14,847,745
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: June 30, 2016—337,562,378 and December 31, 2015—333,771,660	3,375	3,338
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: June 30, 2016 and December 31, 2015—9,775,000; aggregate liquidation value: June 30, 2016 and December 31, 2015—$977,500	98	98
Additional paid-in capital	9,894,921	9,548,580
Accumulated other comprehensive income (loss)	(4,006)	(4,398)
Dividends/distributions in excess of earnings	(2,946,081)	(2,458,397)
Total equity	6,948,307	7,089,221
Total liabilities and equity	$22,160,250	$21,936,966

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CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2016	2015	2016	2015
Net revenues:
Site rental	$804,600	$737,091	$1,603,893	$1,468,471
Network services and other	157,809	162,346	292,899	331,437
Net revenues	962,409	899,437	1,896,792	1,799,908
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	252,852	237,031	505,472	469,244
Network services and other	95,867	89,400	176,838	176,318
General and administrative	91,386	73,125	188,967	147,181
Asset write-down charges	11,952	3,620	19,912	12,175
Acquisition and integration costs	3,141	2,377	8,779	4,393
Depreciation, amortization and accretion	276,026	253,153	553,901	504,959
Total operating expenses	731,224	658,706	1,453,869	1,314,270
Operating income (loss)	231,185	240,731	442,923	485,638
Interest expense and amortization of deferred financing costs	(129,362)	(134,466)	(255,740)	(268,905)
Gains (losses) on retirement of long-term obligations	(11,468)	(4,181)	(42,017)	(4,157)
Interest income	105	325	279	381
Other income (expense)	(518)	59,973	(3,791)	59,724
Income (loss) from continuing operations before income taxes	89,942	162,382	141,654	272,681
Benefit (provision) for income taxes	(3,884)	4,144	(7,756)	5,579
Income (loss) from continuing operations	86,058	166,526	133,898	278,260
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	987,852	—	1,001,230
Net income (loss)	86,058	1,154,378	133,898	1,279,490
Less: Net income (loss) attributable to the noncontrolling interest	—	1,018	—	3,343
Net income (loss) attributable to CCIC stockholders	86,058	1,153,360	133,898	1,276,147
Dividends on preferred stock	(10,997)	(10,997)	(21,994)	(21,994)
Net income (loss) attributable to CCIC common stockholders	$75,061	$1,142,363	$111,904	$1,254,153

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.22	$0.47	$0.33	$0.77
Income (loss) from discontinued operations, basic	$—	$2.96	$—	$3.00
Net income (loss) attributable to CCIC common stockholders, basic	$0.22	$3.43	$0.33	$3.77
Income (loss) from continuing operations, diluted	$0.22	$0.47	$0.33	$0.77
Income (loss) from discontinued operations, diluted	$—	$2.95	$—	$2.99
Net income (loss) attributable to CCIC common stockholders, diluted	$0.22	$3.42	$0.33	$3.76

Weighted-average common shares outstanding (in thousands):
Basic	337,560	333,091	335,857	332,902
Diluted	338,609	333,773	336,658	333,665

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SEGMENT OPERATING RESULTS
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
(dollars in thousands)	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$705,716	$98,884		$804,600	$678,306	$58,785		$737,091
Segment network service and other revenue	142,053	15,756		157,809	150,732	11,614		162,346
Segment revenues	847,769	114,640		962,409	829,038	70,399		899,437
Segment site rental cost of operations	210,444	34,165		244,609	207,037	22,856		229,893
Segment network service and other cost of operations	81,922	12,423		94,345	77,671	10,367		88,038
Segment cost of operations(1)	292,366	46,588		338,954	284,708	33,223		317,931
Segment site rental gross margin(2)	495,272	64,719		559,991	471,269	35,929		507,198
Segment network services and other gross margin(2)	60,131	3,333		63,464	73,061	1,247		74,308
Segment general and administrative expenses(1)	22,505	15,718	35,563	73,786	22,529	7,910	30,141	60,580
Segment operating profit(2)	532,898	52,334	(35,563)	549,669	521,801	29,266	(30,141)	520,926
Stock-based compensation expense			21,998	21,998			15,975	15,975
Depreciation, amortization and accretion			276,026	276,026			253,153	253,153
Interest expense and amortization of deferred financing costs			129,362	129,362			134,466	134,466
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(3)			32,341	32,341			(45,050)	(45,050)
Income (loss) from continuing operations before income taxes				$89,942				$162,382

(1) Segment cost of operations exclude (1) stock-based compensation expense of $4.4 million and $3.4 million for the three months ended June 30, 2016 and 2015, respectively and (2) prepaid lease purchase price adjustments of $5.4 million and $5.1 million for the three months ended June 30, 2016 and 2015, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $17.6 million and $12.5 million for the three months ended June 30, 2016 and 2015, respectively.

(2)
See "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(3)
Other (income) expenses to reconcile to income (loss) from continuing operations before income taxes includes losses on retirement of long-term obligations of approximately $11.5 million and a gain on swaps of approximately $59.8 million for the three months ended June 30, 2016 and 2015, respectively.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS (CONTINUED)
	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
(dollars in thousands)	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$1,408,555	$195,338		$1,603,893	$1,353,213	$115,258		$1,468,471
Segment network service and other revenue	267,063	25,836		292,899	307,117	24,320		331,437
Segment revenues	1,675,618	221,174		1,896,792	1,660,330	139,578		1,799,908
Segment site rental cost of operations	415,009	71,648		486,657	411,670	43,369		455,039
Segment network service and other cost of operations	151,911	20,458		172,369	153,862	19,821		173,683
Segment cost of operations(1)	566,920	92,106		659,026	565,532	63,190		628,722
Segment site rental gross margin	993,546	123,690		1,117,236	941,543	71,889		1,013,432
Segment network services and other gross margin	115,152	5,378		120,530	153,255	4,499		157,754
Segment general and administrative expenses(1)	46,104	31,240	71,635	148,979	45,251	15,470	60,240	120,961
Segment operating profit	1,062,594	97,828	(71,635)	1,088,787	1,049,547	60,918	(60,240)	1,050,225
Stock-based compensation expense			52,703	52,703			32,816	32,816
Depreciation, amortization and accretion			553,901	553,901			504,959	504,959
Interest expense and amortization of deferred financing costs			255,740	255,740			268,905	268,905
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(2)			84,789	84,789			(29,136)	(29,136)
Income (loss) from continuing operations before income taxes				$141,654				$272,681

(1) Segment cost of operations exclude (1) stock-based compensation expense of $12.7 million and $6.6 million for the six months ended June 30, 2016 and 2015, respectively and (2) prepaid lease purchase price adjustments of $10.6 million and $10.2 million for the six months ended June 30, 2016 and 2015, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $40.0 million and $26.2 million for the six months ended June 30, 2016 and 2015, respectively.

(2)
See "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(3)
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes includes losses on retirement of long-term obligations of approximately $42.0 million and a gain on swaps of approximately $59.8 million for the six months ended June 30, 2016 and 2015, respectively.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2016	2015	2016	2015
Net income(1)	$86,058	$166,526	$133,898	$278,260
Real estate related depreciation, amortization and accretion	269,416	248,918	540,909	496,529
Asset write-down charges	11,952	3,620	19,912	12,175
Dividends on preferred stock	(10,997)	(10,997)	(21,994)	(21,994)
FFO(2)(3)(5)(6)	$356,429	$408,067	$672,725	$764,970
Weighted average common shares outstanding — diluted(4)	338,609	333,773	336,658	333,665
FFO per share(2)(5)(6)	$1.05	$1.22	$2.00	$2.29

FFO (from above)	$356,429	$408,067	$672,725	$764,970
Adjustments to increase (decrease) FFO:
Straight-line revenue	(16,204)	(31,326)	(33,539)	(61,865)
Straight-line expense	23,881	24,981	47,646	49,563
Stock-based compensation expense	21,998	15,975	52,703	32,816
Non-cash portion of tax provision	(35)	(10,783)	1,747	(14,375)
Non-real estate related depreciation, amortization and accretion	6,611	4,235	12,993	8,430
Amortization of non-cash interest expense	3,782	12,068	7,993	23,804
Other (income) expense	518	(59,973)	3,791	(59,724)
Gains (losses) on retirement of long-term obligations	11,468	4,181	42,017	4,157
Acquisition and integration costs	3,141	2,377	8,779	4,393
Capital improvement capital expenditures	(8,910)	(10,662)	(15,311)	(18,152)
Corporate capital expenditures	(10,200)	(16,757)	(13,911)	(25,955)
AFFO(2)(3)(5)(6)	$392,478	$342,385	$787,632	$708,062
Weighted average common shares outstanding — diluted(4)	338,609	333,773	336,658	333,665
AFFO per share(2)(5)(6)	$1.16	$1.03	$2.34	$2.12

(1)	Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $988 million and $1.0 billion for the three and six months ended June 30, 2015, respectively.

(2)	See "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)
Based on the diluted weighted-average common shares outstanding for the three months ended June 30, 2016 and 2015 and the six months ended June 30, 2016 and 2015. The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(6)	Attributable to CCIC common stockholders.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Six Months Ended June 30,
(dollars in thousands)	2016	2015
Cash flows from operating activities:
Net income (loss) from continuing operations	$133,898	$278,260
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	553,901	504,959
Gains (losses) on retirement of long-term obligations	42,017	4,157
Gains (losses) on settled swaps	2,608	(54,475)
Amortization of deferred financing costs and other non-cash interest	7,993	23,804
Stock-based compensation expense	40,135	30,131
Asset write-down charges	19,912	12,175
Deferred income tax benefit (provision)	3,947	(10,170)
Other adjustments, net	(936)	(6,328)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	91,321	131,661
Decrease (increase) in assets	23,385	4,704
Net cash provided by (used for) operating activities	918,181	918,878
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(493,932)	(64,725)
Capital expenditures	(392,997)	(420,883)
Net receipts from settled swaps	8,141	54,475
Other investing activities, net	1,854	(8,080)
Net cash provided by (used for) investing activities	(876,934)	(439,213)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	4,501,206	1,000,000
Principal payments on debt and other long-term obligations	(43,838)	(53,718)
Purchases and redemptions of long-term debt	(3,536,362)	(1,069,337)
Borrowings under revolving credit facility	3,030,000	450,000
Payments under revolving credit facility	(3,720,000)	(1,145,000)
Payments for financing costs	(35,604)	(16,348)
Net proceeds from issuance of capital stock	323,798	—
Purchases of capital stock	(24,460)	(29,490)
Dividends/distributions paid on common stock	(597,846)	(547,371)
Dividends paid on preferred stock	(21,994)	(21,994)
Net (increase) decrease in restricted cash	(6,089)	9,093
Net cash provided by (used for) financing activities	(131,189)	(1,424,165)
Net increase (decrease) in cash and cash equivalents - continuing operations	(89,942)	(944,500)
Discontinued operations:
Net cash provided by (used for) operating activities	—	4,881
Net cash provided by (used for) investing activities	113,150	1,103,577
Net increase (decrease) in cash and cash equivalents - discontinued operations	113,150	1,108,458
Effect of exchange rate changes	320	(969)
Cash and cash equivalents at beginning of period	178,810	175,620	(1)
Cash and cash equivalents at end of period	$202,338	$338,609
Supplemental disclosure of cash flow information:
Interest paid	217,783	244,977
Income taxes paid	10,186	8,489

(1)	Inclusive of cash and cash equivalents included in discontinued operations.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended June 30,
(dollars in millions)	2016	2015
Components of changes in site rental revenues(6):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(1)(3)	$706	$661

New leasing activity(1)(3)	44	43
Escalators	23	22
Non-renewals	(18)	(26)
Organic Contribution to Site Rental Revenues(4)	49	39
Straight-line revenues associated with fixed escalators	16	31
Acquisitions and builds(2)	34	6
Other	—	—
Total GAAP site rental revenues	$805	$737

Year-over-year changes in revenue:
Reported GAAP site rental revenues	9.2%
Organic Contribution to Site Rental Revenues(4)(5)	6.9%

(1)	Includes revenues from amortization of prepaid rent in accordance with GAAP..

(2)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(3)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(4)	See definitions provided herein.

(5)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-line associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(6)	See additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED ESCALATORS(1)
	Three Months Ended June 30,
	2016			2015
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Site rental straight-lined revenue	$13,862	$2,342	$16,204	$28,770	$2,556	$31,326
Site rental straight-lined expenses	23,820	61	23,881	24,932	49	24,981

	Six Months Ended June 30,
	2016			2015
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Site rental straight-lined revenue	$28,758	$4,781	$33,539	$57,071	$4,794	$61,865
Site rental straight-lined expenses	47,570	76	47,646	49,489	74	49,563

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended June 30,
	2016			2015
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Prepaid rent received	$45,717	$25,713	$71,430	$65,974	$33,005	$98,979
Amortization of prepaid rent	25,361	27,014	52,375	17,005	17,606	34,611

	Six Months Ended June 30,
	2016			2015
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Prepaid rent received	$88,062	$58,100	$146,162	$133,576	$83,361	$216,937
Amortization of prepaid rent	50,627	49,460	100,087	34,197	34,865	69,062

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended June 30,
	2016				2015
(dollars in thousands)	Towers	Small Cells	Other	Total	Towers	Small Cells	Other	Total
Discretionary:
Purchases of land interests	$19,119	$5	$—	$19,124	$28,269	$—	$—	$28,269
Wireless infrastructure construction and improvements	75,921	85,354	—	161,275	110,535	53,007	—	163,542
Sustaining:
Capital improvement and corporate	9,140	2,091	7,878	19,109	19,134	2,282	6,003	27,419
Total	$104,180	$87,450	$7,878	$199,508	$157,938	$55,289	$6,003	$219,230

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)	Reflects prepaid rent received from long-term tenant contracts and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED REVENUE FROM CUSTOMER LICENSES(1)
	Years Ended December 31,
(as of June 30, 2016; dollars in millions)	2017	2018	2019	2020
Components of site rental revenue:
Site rental revenues exclusive of straight-line associated with fixed escalators	$3,242	$3,317	$3,388	$3,466
Straight-lined site rental revenues associated with fixed escalators	(23)	(79)	(134)	(191)
GAAP site rental revenue	$3,219	$3,238	$3,254	$3,275

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Years Ended December 31,
(as of June 30, 2016; dollars in millions)	2017	2018	2019	2020
Components of ground lease expense:
Ground lease expense exclusive of straight-line associated with fixed escalators	$597	$613	$628	$644
Straight-lined site rental ground lease expense associated with fixed escalators	81	70	60	50
GAAP ground lease expense	$678	$683	$688	$694

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(3)
	Years Ended December 31,
(as of June 30, 2016; dollars in millions)	2017	2018	2019	2020
AT&T	$22	$41	$37	$44
Sprint	46	37	45	27
T-Mobile	23	23	59	20
Verizon	18	20	20	28
All Others Combined	33	31	29	30
Total	$142	$152	$190	$149

(1)
Based on customer licenses as of June 30, 2016. All customer licenses are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum.

(2)	Based on existing ground leases as of June 30, 2016. CPI-linked leases are assumed to escalate at 3% per annum.

(3)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Customer Contracts."

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ESTIMATED REDUCTION TO SITE RENTAL REVENUES FROM NON-RENEWALS FROM LEAP, METROPCS AND CLEARWIRE NETWORK DECOMMISSIONING(1)(2) (dollars in millions)
2016	2017	Thereafter	Total
$50-$60	$65-$75	$50-$70	$165-$205

CUSTOMER OVERVIEW
(as of June 30, 2016)	Percentage of Q2 2016 LQA Site Rental Revenues	Weighted Average Current Term Remaining(3)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	29%	7	BBB+ / Baa1
T-Mobile	23%	6	BB
Sprint	19%	5	B / B3
Verizon	18%	7	BBB+ / Baa1
All Others Combined	11%	5	N/A
Total / Weighted Average	100%	6

(1)	Estimated impact to site rental revenues in the applicable period based on the anticipated timing and amount of decommissioning activity, as of June 30, 2016.

(2)	Depending on the eventual network deployment and decommissioning plans of AT&T, T-Mobile and Sprint, the impact and timing of such renewals may vary from Crown Castle's expectations.

(3)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of June 30, 2016; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

(1)	Yield is calculated as LQA site rental gross margin divided by invested capital.

(2)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of June 30, 2016; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of June 30, 2016)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
SITES OPERATED GREATER THAN 10 YEARS	SITES OPERATED LESS THAN OR EQUAL TO 10 YEARS

Average: 2.6	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of June 30, 2016)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of June 30, 2016; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of LQA Site Rental Gross Margin	Number of Towers(1)	Percentage of Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$355	13%	$199	10%	5,824	15%
10 to 20 years	476	17%	258	13%	8,592	21%
Greater 20 years	1,172	42%	780	40%	16,743	42%
Total leased	$2,003	72%	$1,237	64%	31,159	78%	31

Owned	769	28%	709	36%	8,950	22%
Total / Average	$2,773	100%	$1,947	100%	40,109	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by site rental gross margin.

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	465	920
Average number of years extended	34	34
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.2%	0.3%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	114	245
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$31	$62
Percentage of consolidated site rental gross margin from towers residing on land purchased	<1%	<1%

(1)	Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as Reported 6/30/2016	Fixed vs. Variable	Secured vs. Unsecured	Interest Rate(1)	Net Debt to LQA EBITDA(2)	Maturity
Cash	$202

Senior Secured Tower Revenue Notes, Series 2010-3(3)	1,250	Fixed	Secured	6.1%		2040(3)
Senior Secured Tower Revenue Notes, Series 2010-6(3)	1,000	Fixed	Secured	4.9%		2040(3)
Senior Secured Tower Revenue Notes, Series 2015-1(3)	300	Fixed	Secured	3.2%		2042(3)
Senior Secured Tower Revenue Notes, Series 2015-2(3)	700	Fixed	Secured	3.7%		2045(3)
2.381% Secured Notes	500	Fixed	Secured	2.4%		2017
3.849% Secured Notes	1,000	Fixed	Secured	3.9%		2023
Senior Secured Notes, Series 2009-1(3)	62	Fixed	Secured	6.3%		2019(3)
Senior Secured Notes, Series 2009-2(3)	70	Fixed	Secured	9.0%		2029(3)
Capital Leases & other debt	216	Various	Secured	Various		Various
Total secured debt	$5,098			4.4%	2.3x
Senior Unsecured Revolving Credit Facility(4)	435	Variable	Unsecured	1.9%		2021
Senior Unsecured Term Loan A	1,988	Variable	Unsecured	1.9%		2021
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
3.400% Senior Notes	850	Fixed	Unsecured	3.4%		2021
4.450% Senior Notes	900	Fixed	Unsecured	4.5%		2026
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
3.700% Senior Notes	750	Fixed	Unsecured	3.7%		2026
Total unsecured debt	$7,422			3.6%	3.4x
Total net debt	$12,318			4.1%	5.6x
Preferred Stock, at liquidation value	978
Market Capitalization(5)	34,239
Firm Value(6)	$47,535

(1)	Represents the weighted-average stated interest rate.

(2)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(3)
If the respective series of such debt is not paid in full on or prior to an applicable date then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, Series 2010-3 and 2010-6 have anticipated repayment dates in 2020. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates of 2022 and 2025, respectively. Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(4)	As of June 30, 2016, the undrawn availability under the $2.5 billion Revolving Credit Facility is $2.1 billion.

(5)	Market capitalization calculated based on $101.43 closing price and 337.6 million shares outstanding as of June 30, 2016.

(6)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)

% of Debt Outstanding
Fixed
Variable
20%
80%
(as of June 30, 2016; dollars in millions)
$35
$35
$535
$47
$60
$60
$56
$1,329
$1,104
$2,839
$4
$1,154
$4
$2,653
$4
$4
$4
$2,383
2H 2016
1H 2017
2H 2017
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021
2H 2021
1H 2022
2H 2022
1H 2023
2H 2023
1H 2024
2H 2024
Thereafter
Fixed
Variable

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(1)
(dollars in thousands)	June 30, 2016
Cash and cash equivalents(2)	$202,338
Undrawn revolving credit facility availability(3)	2,065,000
Restricted cash	137,119
Debt and other long-term obligations(4)	12,426,204
Total equity	6,948,307

(1)
In addition in August 2015, we established an At-The-Market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $500.0 million to or through sales agents. As of June 30, 2016, 3.8 million shares of common stock were sold under the ATM Program generating net proceeds of $323.8 million.

(2)	Exclusive of restricted cash.

(3)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our Senior Unsecured Credit Facility.

(4)
Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Company's revolving credit facilities.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement	As of June 30, 2016
Maintenance Financial Covenants(2)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x	5.6x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x	2.3x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(3)	N/A	N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to make restricted payments, including dividends
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.6x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.6x

Financial covenants restricting ability to incur additional debt
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.6x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.6x
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x	3.9x

(1)	As defined in the respective debt agreement.

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(3)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS (CONTINUED)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of June 30, 2016
Restrictive Negative Financial Covenants
Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	4.5x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	4.5x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	5.8x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	4.5x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	4.5x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(3)	5.8x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)
The 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, or 2009 Securitized Notes, respectively.

(3)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)
	Remaining six months	Years Ended December 31,
(as of June 30, 2016; dollars in millions)	2016	2017	2018
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$9,872	$9,853	$9,833
Current Interest Payment Obligations(3)	223	445	443
Effect of 0.125% Change in Interest Rates(4)	—	<1	<1
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$2,398	$2,348	$2,260
Current Interest Payment Obligations(5)	22	46	48
Effect of 0.125% Change in Interest Rates(6)	2	3	3

(1)	Excludes capital lease and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of June 30, 2016. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s senior unsecured credit rating.

(6)	Interest expense calculated based on current interest rates using the 1-month LIBOR forward curve as of June 30, 2016 plus 12.5 bps.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO"), and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO, Organic Contribution to Site Rental Revenues, Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or other REITs. For periods prior to our REIT conversion, our FFO may not be comparable to FFO as defined by the National Association of Real Estate Investment Trusts as a result of the impact of income taxes.
Adjusted EBITDA, AFFO, FFO, and Organic Contribution to Site Rental Revenues, are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO and AFFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures and exclude the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO and AFFO per share only as a performance measure. AFFO and AFFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO and FFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO and FFO per share help investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO and FFO per share are not key performance indicators used by the Company. FFO and FFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
We define our non-GAAP financial measures and other measures as follows:
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of (1) improvements to existing wireless infrastructure and construction of new wireless infrastructure (collectively referred to as "revenue generating") and (2) purchases of land assets under towers as we seek to manage our interests in the land beneath our towers.
Sustaining capital expenditures. We define sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment revenues less segment cost of operations and segment general and administrative expenses, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding. Amounts reflected herein are adjusted to reflect the sale of our CCAL segment as discontinued operations following the sale on May 28, 2015. See page 2.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,		For the Twelve Months Ended
(dollars in thousands)	2016	2015	2016	2015	2015
Net income (loss)	$86,058	$1,154,378	$133,898	$1,279,490	$1,524,335
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	—	(987,852)	—	(1,001,230)	(999,049)
Asset write-down charges	11,952	3,620	19,912	12,175	33,468
Acquisition and integration costs	3,141	2,377	8,779	4,393	15,678
Depreciation, amortization and accretion	276,026	253,153	553,901	504,959	1,036,178
Amortization of prepaid lease purchase price adjustments	5,367	5,070	10,569	10,244	20,531
Interest expense and amortization of deferred financing costs(1)	129,362	134,466	255,740	268,905	527,128
Gains (losses) on retirement of long-term obligations	11,468	4,181	42,017	4,157	4,157
Interest income	(105)	(325)	(279)	(381)	(1,906)
Other income (expense)	518	(59,973)	3,791	(59,724)	(57,028)
Benefit (provision) for income taxes	3,884	(4,144)	7,756	(5,579)	(51,457)
Stock-based compensation expense	21,998	15,975	52,703	32,816	67,148
Adjusted EBITDA(2)	$549,669	$520,926	$1,088,787	$1,050,225	$2,119,183

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q3 2016			Full Year 2016
(dollars in millions)	Outlook			Outlook
Net income (loss)	$91	to	$111	$318	to	$358
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$35	to	$45
Acquisition and integration costs	$3	to	$6	$14	to	$19
Depreciation, amortization and accretion	$275	to	$290	$1,107	to	$1,133
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22
Interest expense and amortization of deferred financing costs(1)	$127	to	$132	$508	to	$528
Gains (losses) on retirement of long-term obligations	$0	to	$0	$42	to	$42
Interest income	$(1)	to	$0	$(1)	to	$0
Other income (expense)	$(1)	to	$2	$4	to	$6
Benefit (provision) for income taxes	$3	to	$7	$15	to	$23
Stock-based compensation expense	$21	to	$23	$93	to	$98
Adjusted EBITDA(2)	$557	to	$562	$2,205	to	$2,225

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended June 30,
(dollars in thousands)	2016	2015
Interest expense on debt obligations	$125,580	$122,398
Amortization of deferred financing costs and adjustments on long-term debt	4,815	5,173
Amortization of interest rate swaps(3)	—	7,490
Other, net	(1,033)	(595)
Interest expense and amortization of deferred financing costs	$129,362	$134,466

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q3 2016			Full Year 2016
(dollars in millions)	Outlook			Outlook
Interest expense on debt obligations	$125	to	$127	$496	to	$506
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$6	$18	to	$20
Other, net	$(1)	to	$(1)	$(5)	to	$(3)
Interest expense and amortization of deferred financing costs	$127	to	$132	$508	to	$528

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(3)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2016	2015	2016	2015
Net income(1)	$86,058	$166,526	$133,898	$278,260
Real estate related depreciation, amortization and accretion	269,416	248,918	540,909	496,529
Asset write-down charges	11,952	3,620	19,912	12,175
Dividends on preferred stock	(10,997)	(10,997)	(21,994)	(21,994)
FFO(2)(3)(5)(6)	$356,429	$408,067	$672,725	$764,970

FFO (from above)	$356,429	$408,067	$672,725	$764,970
Adjustments to increase (decrease) FFO:
Straight-line revenue	(16,204)	(31,326)	(33,539)	(61,865)
Straight-line expense	23,881	24,981	47,646	49,563
Stock-based compensation expense	21,998	15,975	52,703	32,816
Non-cash portion of tax provision	(35)	(10,783)	1,747	(14,375)
Non-real estate related depreciation, amortization and accretion	6,611	4,235	12,993	8,430
Amortization of non-cash interest expense	3,782	12,068	7,993	23,804
Other (income) expense	518	(59,973)	3,791	(59,724)
Gains (losses) on retirement of long-term obligations	11,468	4,181	42,017	4,157
Acquisition and integration costs	3,141	2,377	8,779	4,393
Capital improvement capital expenditures	(8,910)	(10,662)	(15,311)	(18,152)
Corporate capital expenditures	(10,200)	(16,757)	(13,911)	(25,955)
AFFO(2)(3)(5)(6)	$392,478	$342,385	$787,632	$708,062
Weighted average common shares outstanding — diluted(4)	338,609	333,773	336,658	333,665
AFFO per share(2)(5)(6)	$1.16	$1.03	$2.34	$2.12

(1)	Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $988 million and $1.0 billion for the three and six months ended June 30, 2015, respectively.

(2)	See “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)
Based on the diluted weighted-average common shares outstanding for the three months ended June 30, 2016 and 2015 and the six months ended June 30, 2016 and 2015. The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(6)	Attributable to CCIC common stockholders.

Crown Castle International Corp.
First Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2015	2014	2013	2012	2011	2010	2009	2008	2007
Net income(1)	$525,286	$346,314	$60,001	$124,997	$145,070	$(330,183)	$(128,893)	$(60,675)	$(228,228)
Real estate related depreciation, amortization and accretion	1,018,303	971,562	730,076	572,007	503,388	496,584	494,191	491,459	502,046
Asset write-down charges	33,468	14,246	13,595	15,226	21,986	13,243	18,611	16,696	65,515
Adjustment for noncontrolling interest(2)	—	—	—	268	349	—	—	—	362
Dividends on preferred stock	(43,988)	(43,988)	—	(2,481)	(19,487)	(19,878)	(19,878)	(19,878)	(19,878)
FFO(4)(5)(7)(8)	$1,533,069	$1,288,133	$803,672	$710,014	$651,305	$159,766	$364,032	$427,602	$319,817

FFO (from above)	$1,533,069	$1,288,133	$803,672	$710,014	$651,305	$159,766	$364,032	$427,602	$319,817
Adjustments to increase (decrease) FFO:
Straight-line revenue	(111,263)	(183,393)	(212,856)	(248,227)	(195,456)	(149,314)	(90,269)	(28,133)	(30,912)
Straight-line expense	98,738	101,890	78,619	52,271	38,141	37,617	37,469	39,172	40,026
Stock-based compensation expense	67,148	56,431	39,031	41,785	32,611	36,541	29,225	25,897	20,375
Non-cash portion of tax provision(3)	(63,935)	(19,490)	185,723	(64,939)	4,970	(29,033)	(78,304)	(106,857)	(95,622)
Non-real estate related depreciation, amortization and accretion	17,875	14,219	11,266	19,421	19,293	16,848	7,825	7,375	10,343
Amortization of non-cash interest expense	37,126	80,854	99,244	109,337	102,944	85,454	61,357	24,831	23,913
Other (income) expense	(57,028)	(11,992)	3,902	5,363	5,603	824	(1,139)	61,837	80,551
Gains (losses) on retirement of long-term obligations	4,157	44,629	37,127	131,974	—	138,367	91,079	(42)	—
Net gain (loss) on interest rate swaps	—	—	—	—	—	286,435	92,966	37,888	—
Acquisition and integration costs	15,678	34,145	25,574	18,216	3,310	2,102	—	2,504	25,418
Adjustment for noncontrolling interest(2)	—	—	—	(268)	(349)	—	—	—	(362)
Capital improvement capital expenditures	(46,789)	(31,056)	(17,520)	(19,997)	(12,442)	(13,727)	(17,355)	(13,780)	(9,073)
Corporate capital expenditures	(58,142)	(50,317)	(27,099)	(14,049)	(8,421)	(8,392)	(9,335)	(12,039)	(12,206)
AFFO(4)(5)(7)(8)	$1,436,635	$1,324,054	$1,026,684	$740,901	$641,510	$563,487	$487,550	$466,255	$372,266
Weighted average common shares outstanding — diluted(6)	334,062	333,265	299,293	291,270	285,947	287,764	286,622	282,007	279,937
AFFO per share(4)(7)(8)	$4.30	$3.97	$3.43	$2.54	$2.24	$1.96	$1.70	$1.66	$1.33

(1)    Exclusive of income from discontinued operations and related noncontrolling interest.
(2)    Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(3)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(4)	See "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(5)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(6)
Based on the diluted weighted-average common shares outstanding for the twelve months ended December 31, 2015, 2014, 2013, 2012, 2011, 2010, 2009, 2008 and 2007. The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(7)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(8)	Attributable to CCIC common stockholders.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for FFO and AFFO:

	Q3 2016			Full Year 2016
(in millions of dollars, except share and per share amounts)	Outlook			Outlook
Net income	$91	to	$111	$318	to	$358
Real estate related depreciation, amortization and accretion	$269	to	$282	$1,083	to	$1,104
Asset write-down charges	$9	to	$11	$35	to	$45
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)
FFO(2)(3)(4)(5)	$375	to	$380	$1,421	to	$1,441
Weighted-average common shares outstanding—diluted(1)	338.6			340.5
FFO per share(2)(4)(5)	$1.11	to	$1.12	$4.17	to	$4.23

FFO (from above)	$375	to	$380	$1,421	to	$1,441
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(13)	to	$(8)	$(56)	to	$(41)
Straight-line expense	$21	to	$26	$85	to	$100
Stock-based compensation expense	$21	to	$23	$93	to	$98
Non-cash portion of tax provision	$1	to	$6	$3	to	$18
Non-real estate related depreciation, amortization and accretion	$6	to	$8	$24	to	$29
Amortization of non-cash interest expense	$3	to	$6	$12	to	$18
Other (income) expense	$(1)	to	$2	$4	to	$6
Gains (losses) on retirement of long-term obligations	$0	to	$0	$42	to	$42
Acquisition and integration costs	$3	to	$6	$14	to	$19
Capital improvement capital expenditures	$(13)	to	$(11)	$(41)	to	$(36)
Corporate capital expenditures	$(14)	to	$(12)	$(43)	to	$(38)
AFFO(2)(3)(4)(5)	$400	to	$405	$1,595	to	$1,615
Weighted-average common shares outstanding—diluted(1)	338.6			340.5
AFFO per share(2)(4)(5)	$1.18	to	$1.20	$4.68	to	$4.74

(1)
The assumption for third quarter 2016 diluted weighted-average shares outstanding is based on diluted shares outstanding as of June 30, 2016. The assumption for full year 2016 diluted weighted-average shares outstanding is based on (1) diluted shares outstanding as of June 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(2)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(5)	Attributable to CCIC common stockholders.

Crown Castle International Corp.
Second Quarter 2016

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended June 30,
(dollars in millions)	2016		2015
Total face value of debt	$12,520.6		$12,071.3
Ending cash and cash equivalents	202.3		240.2
Total net debt	$12,318.3		$11,831.1

Adjusted EBITDA for the three months ended June 30,	$549.7		$521.9
Last quarter annualized Adjusted EBITDA	2,198.7		2,087.6
Net debt to Last Quarter Annualized Adjusted EBITDA	5.6	x	5.7	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended June 30,
(dollars in thousands)	2016		2015
Adjusted EBITDA	$549,669		$520,926
Interest expense on debt obligations	125,580		122,398
Interest Coverage Ratio	4.4	x	4.3	x